SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)
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                              MUSICMAKER.COM, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
--------------------------------------------------------------------------------

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

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

      On July 16, 2002, MM Companies, Inc. (formerly known as musicmaker.com, Inc.) sent the following letter to the management and board of directors of Liquid Audio, Inc. Copies maybe delivered to shareholders from time to time thereafter.


                               MM Companies, Inc.
                        c/o Barington Capital Group, L.P.
                               888 Seventh Avenue
                                   17th Floor
                            New York, New York 10019


VIA FAX AND FEDERAL EXPRESS
---------------------------

July 16, 2002

Gerald W. Kearby, President & Chief
  Executive Officer
Robert G. Flynn, Secretary
Members of the Board of Directors
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, California 94063

Gentlemen:

      Liquid Audio, Inc.'s new proposal of a merger with Alliance Entertainment combined with a self-tender offer to acquire 10 million shares of the Company's stock at $3.00 per share does not cure our fundamental objections. As I am sure you know, the record business is in a shambles with the likelihood that it will get worse before it gets better. In view of these circumstances, we are categorically opposed to this transaction.

      If the Company's management is serious about enhancing shareholder value, we believe the Company should distribute $3.00 per share to ALL of Liquid Audio's shareholders. Thereafter, a determination can be made with the remaining cash in the corporation to either make a further distribution, or to retain a moderate amount of cash and fold it into a viable business. Furthermore, this is a matter that the shareholders should ultimately decide.

      We vigorously protest the Board of Directors' decision to amend the Company's preferred stock rights agreement - the poison pill - to reduce the triggering threshold from beneficial ownership of 15% of Liquid Audio's outstanding shares to beneficial ownership of 10%. The Board's conduct is unconscionable and, in our opinion, may constitute a breach of their fiduciary duties.

      Your immediate response to this letter would be appreciated.


/s/ Seymour Holtzman                       /s/ James Mitarotonda
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   Seymour Holtzman                           James Mitarotonda
   Chairman                                   President & CEO